UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 11, 2006

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Northwest Airlines, Inc. (“Northwest”) has advised Mesaba Aviation, Inc. (“Mesaba”), a wholly owned subsidiary of MAIR Holdings, Inc., of Northwest’s intended fleet plans for Mesaba.  Specifically, Northwest advised Mesaba that between May and December 2006, Northwest will gradually remove all of the Avro Regional Jets from Mesaba’s fleet.  Northwest will also remove three additional Saab aircraft from Mesaba’s fleet in April 2006.  Northwest also advised Mesaba that if Mesaba is not awarded any additional Canadair Regional Jet Aircraft (“CRJs”) from Northwest’s December 2005 request for proposal process, Northwest will remove the two CRJs Mesaba currently operates.  As a result of these fleet changes, Mesaba is basing its bankruptcy restructuring plan on a fleet of 49 Saab aircraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2006	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel